    As filed with the Securities and Exchange Commission on October 25, 1994
                                                       Registration No. 33-_____
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                ---------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                ---------------

                              SCOTT PAPER COMPANY
             (Exact name of registrant as specified in its charter)
       Pennsylvania                                  23-1065080
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)
                                  Scott Plaza
                     Philadelphia, Pennsylvania  19113-1585
                                 (610) 522-5000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            FRANK W. BUBB, III, ESQ.
                STAFF VICE PRESIDENT AND CHIEF FINANCIAL COUNSEL
                              SCOTT PAPER COMPANY
                                  SCOTT PLAZA
                     PHILADELPHIA, PENNSYLVANIA  19113-1585
                                 (610) 522-5000

     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                             ROBERT J. LICHTENSTEIN
                            MORGAN, LEWIS & BOCKIUS
                             2000 ONE LOGAN SQUARE
                     PHILADELPHIA, PENNSYLVANIA  19103-6933
                          ----------------------------

              Approximate date of commencement of proposed sale to which this Registration Statement relates: From time to time after this Registration Statement becomes effective.

              If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

              If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]


- ----------------------------------------------------------------------------------------------------------------------------------
                                                  CALCULATION OF REGISTRATION FEE
==================================================================================================================================


                                                                                                Proposed
                                                                            PROPOSED            MAXIMUM
                                                   AMOUNT                   MAXIMUM            AGGREGATE
      TITLE OF EACH CLASS OF                        TO BE                OFFERING PRICE         OFFERING            AMOUNT OF
   SECURITIES TO BE REGISTERED                 REGISTERED/(1)/           PER SHARE/(2)/          PRICE          REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------------------
Common Shares, without par value                26,316 shares                    $62.50        $1,644,750                $567.16
==================================================================================================================================

(1) This registration statement also relates to an indeterminate number of Common Shares that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.
(2) Calculated pursuant to Rule 457(c) on the basis of the average of the high and low price of Common Shares reported in the consolidated reporting system as of October 20, 1994.
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                  PROSPECTUS

                                 26,316 Shares

                              SCOTT PAPER COMPANY

                                 Common Shares
                               without par value

                        -------------------------------

              This Prospectus relates to 26,316 Common Shares, without par value ("Common Shares"), of Scott Paper Company, a Pennsylvania corporation (the "Company"). All of the Common Shares being offered hereby (the "Shares") are offered on behalf of Albert J. Dunlap (the "Selling Shareholder"). The Shares may be offered from time to time by the Selling Shareholder. The Selling Shareholder is currently the Chairman and Chief Executive Officer of the Company. See "Selling Shareholder."

              All proceeds from any sales of the Shares by the Selling Shareholder will inure to the benefit of the Selling Shareholder. The Company will receive none of the proceeds from the sale of Shares which may be offered hereby. All expenses of registration incurred in connection herewith are being borne by the Company, but all selling and other expenses incurred by the Selling Shareholder will be borne by the Selling Shareholder.

              The Selling Shareholder has not advised the Company of any specific plans for the distribution of the Shares covered by this Prospectus, but it is anticipated that the Shares will be sold from time to time primarily in transactions (which may include block transactions) on the New York Stock Exchange at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise. The Selling Shareholder and the brokers and dealers through whom sale of the Shares may be made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and their commissions or discounts and other compensation may be regarded as underwriters' compensation. See "Plan of Distribution."

                         -----------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
              STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
             OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------

                The date of this Prospectus is October 25, 1994

                             AVAILABLE INFORMATION

              The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information may be inspected and copied at the public reference facility maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its New York Regional Office, Seven World Trade Center, New York, New York 10048, and its Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy and information statements and other information can also be inspected at the offices of the following stock exchanges on which certain of the Company's securities are listed: the New York Stock Exchange, 20 Broad Street, New York, NY 10005; the Philadelphia Stock Exchange, 1900 Market Street, Philadelphia, PA 19103; the Pacific Stock Exchange, 618 South Spring Street, Los Angeles, California 90052; and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

              A registration statement on Form S-3 in respect of the Shares offered by this Prospectus (the "Registration Statement") has been filed with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information contained in such Registration Statement, certain portions of which have been omitted herefrom pursuant to the rules and regulations of the Commission. Accordingly, additional information concerning the Company and the Shares is included in the Registration Statement, which may be inspected at the public reference facilities of the Commission described above.



                     INFORMATION INCORPORATED BY REFERENCE

              The following documents, each of which has been filed by the Company with the Commission, are incorporated herein by reference: (i) Annual Report on Form 10-K for the fiscal year ended December 25, 1993, (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 26, 1994 and June 25, 1994, (iii) Current Reports on Form 8-K dated April 19, 1994, June 1, 1994, September 1, 1994, October 11, 1994 and October 25, 1994, (iv) the Company's Supplemental Proxy Statement dated May 3, 1994, and (v) the description of the Common Shares which is contained in Form 8 Amendment No. 2 dated October 14, 1982 and Form 8 Amendment No.3 dated July 26, 1990, each of which amends the Company's Form 10 for its Common Shares.

              All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

              Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

              THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED A COPY OF ANY OR ALL OF SUCH DOCUMENTS WHICH ARE INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE DOCUMENTS THAT THIS PROSPECTUS INCORPORATES). WRITTEN OR ORAL REQUESTS FOR COPIES SHOULD BE DIRECTED TO INVESTOR RELATIONS, SCOTT PAPER COMPANY, SCOTT PLAZA, PHILADELPHIA, PA 19113-1585, (610) 522-6111.

                                  THE COMPANY

              Scott Paper Company continues a business established in 1879. It was incorporated in Pennsylvania in 1922 as the successor corporation to a company of the same name incorporated in Pennsylvania in 1905. It is principally engaged in the manufacture and sale of paper products. As used herein, the term "Company" refers to Scott Paper Company and its consolidated domestic and international subsidiaries unless the context otherwise indicates.

              The Company's business consists of:

                    (1) worldwide personal care and cleaning, which includes products (primarily tissue products) for personal care, environmental cleaning and wiping, healthcare and foodservice, manufactured and marketed by the Company and its unconsolidated international affiliates; and

                    (2) printing and publishing papers, which principally consist of coated papers and include uncoated and specialty papers.

          Scott Worldwide is the operating group in charge of the Company's personal care and cleaning business. Scott Worldwide, including the Company's unconsolidated international affiliates, is the world's largest manufacturer of sanitary tissue paper products. The Company's principal consumer brands in the United States include ScotTissue and Cottonelle bathroom tissues, ScotTowels, Job Squad and Viva disposable towels, Scotties facial tissue, Scott, Viva and Viva Accents napkins, and Baby Fresh and Wash a-bye Baby wipes. The Company's commercial sanitary paper products consist primarily of personal care, wiping, and foodservice products used in the away-from-home market. The Company's consolidated international subsidiaries and unconsolidated international affiliates principally manufacture and sell trademarked sanitary paper products.

              S.D. Warren Company, a wholly-owned subsidiary of the Company, manufacturers commercial printing, publishing and specialty papers. Its principal products are high quality coated printing papers used for print advertising, annual reports, specialty magazines and other printed communications; uncoated printing papers of various grades and qualities used for a wide range of printing purposes; coated and uncoated publishing papers used for textbooks, illustrated books and trade books; and specialty products, including pressure sensitive base material sold to EDP label manufacturers, an extensive line of flat and embossed release papers used in the product of man-made leather and other synthetic materials which are sold worldwide, and graphic arts products for small offset printing.

              The principal executive offices of the Company are located at Scott Plaza, Philadelphia, Pennsylvania 19113-1585, (610) 522-5000.


                              RECENT DEVELOPMENTS

              On October 10, 1994, the Company announced that it had signed an agreement of sale with a global investment group for S.D. Warren Company, for $1.6 billion, subject to certain adjustments. The Company expects the transaction to close by mid-December, 1994, once certain conditions are met. The investment group is headed by Sappi, Ltd. of South Africa and includes DLJ Merchant Banking Partners, L.P. and its affiliated funds as well as UBS Capital Corporation.

              On October 24, 1994, the Company announced that it had signed a letter of intent to sell the energy and recovery complex at its Mobile, Alabama mill for $350 million to a wholly-owned subsidiary of The Southern Company. The Company expects the transaction to close by December 1994, pending regulatory approvals. The Company also confirmed that it is accelerating its drive to divest additional nonstrategic assets, including the energy complex at its Chester, Pennsylvania mill, its global pulp operations, approximately 1.5 million acres of timberlands, and real estate, including its corporate headquarters buildings. The Company is also considering divesting its U.S. and U.K. foodservice businesses as well as certain other noncore businesses.


                                USE OF PROCEEDS

              All of the Shares being offered hereby are being offered on behalf of the Selling Shareholder, who will receive all proceeds from the sale of the Shares.


                              SELLING SHAREHOLDER

              The Shares offered pursuant to this Prospectus represent those acquired by the Selling Shareholder from the Company pursuant to the Selling Shareholder's Employment Agreement with the Company dated April 19, 1994 (the "Employment Agreement"). Under the Employment Agreement, the Selling Shareholder agreed to invest $1,000,000 in Common Shares by purchasing the 26,316 Shares from the Company at a price of $38.00 per share, effective as of the date of the Employment Agreement. The last sale price of Common Shares on that date, as reported in The Wall Street Journal, New York Stock Exchange - Composite Transactions, was $37.75.

          The table below sets forth certain information concerning the Selling Shareholder, including information regarding beneficial ownership of the Company's Common Shares by the Selling Shareholder as of the date of this Prospectus and the number of Shares to be sold under this Prospectus. The Selling Shareholder is currently the Chairman and Chief Executive Officer of the Company.

                                               Beneficial Ownership of Common Shares
                                               -------------------------------------
                                                                                        Number of                Number of
                                                                                      Common Shares            Common Shares
  Name of                             Number of                                        to be sold               to be owned
  Selling                        Common Shares owned            Percent                under this            after completion
Shareholder                      prior to offering/1/           of class               Prospectus             of offering/1/
- -----------                      --------------------           ---------             ------------            --------------
Albert J. Dunlap                      891,416                      1.2 %                  26,316                    865,100

_______________

/1/    Includes 750,000 Common Shares subject to options, which vest at the rate
 -     of 20% per year on April 19 of 1995, 1996, 1997, 1998 and 1999, granted under the Employment Agreement and 50,000 restricted shares granted on September 16, 1994 under the Company's 1994 Long-Term Incentive Plan. The vesting of restricted shares is contingent upon meeting certain performance goals.


                              PLAN OF DISTRIBUTION

              The Shares offered hereby are being sold by the Selling Shareholder acting as principal for his own account. The Selling Shareholder may sell some or all of the Shares in transactions involving broker-dealers, who may act as agent or acquire the Shares as principal. Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Shareholder (and, if they act as agent for the purchaser of such Shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Shareholder. Broker-dealers may agree with the Selling Shareholder to sell a specified number of Shares at a stipulated price per Share and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Shareholder, to purchase as principals any unsold Shares at the price required to fulfill the respective broker-dealer's commitment to the Selling Shareholder. Broker-dealers who acquire Shares as principals may thereafter resell such Shares from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) on the New York Stock Exchange in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such Shares commissions. The Selling Shareholder also may sell some or all of the Shares directly to purchasers without the assistance of any broker-dealer.

              The Company is bearing all costs relating to the registration of the Shares. Any commissions or other fees payable to broker-dealers in connection with any sale of the Shares will be borne by the Selling Shareholder or other party selling such Shares.

              The Selling Shareholder has advised the Company that during such times as the Selling Shareholder may be deemed to be engaged in a distribution of the Shares, and therefore an "underwriter" under the Act, he will comply with Rules 10b-6 and 10b-7 under the Exchange Act and therefore will, among other things:

                       (a) not engage in any stabilization activities in connection with the Company's securities ;

                       (b) furnish each broker-dealer through which Shares may be offered such copies of this Prospectus, as amended from time to time, as may be required by such broker-dealer; and

                       (c) not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act.


                                 LEGAL OPINION

              The legality of the Shares will be passed upon for the Company by Frank W. Bubb, III, Staff Vice President and Chief Financial Counsel of the Company.


                                    EXPERTS

              The financial statements incorporated in this Prospectus by reference to the Company's Annual Report or Form 10-K for the fiscal year ended December 25, 1993 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

- --------------------------------------------------------------------------------

No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Shareholder or by any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy a security other than the Common Shares offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company of that information contained herein is correct as of any time subsequent to the date hereof.



                                  ============




                               TABLE OF CONTENTS

                                                          Page
                                                          ---

Available Information....................................  2
Information Incorporated
  by Reference...........................................  2
The Company..............................................  3
Recent Developments......................................  3
Use of Proceeds..........................................  4
Selling Shareholder......................................  4
Plan of Distribution.....................................  4
Legal Opinion............................................  5
Experts..................................................  5




================================================================================
================================================================================

                                 26,316 Shares



                              SCOTT PAPER COMPANY



                                 Common Shares


                             ----------------------

                                   PROSPECTUS
                             ----------------------



                                October 25, 1994

================================================================================

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses to be incurred in connection with this offering:

     Registration Fee........................................        $  567.16
     Miscellaneous...........................................         2,000.00
                                                                      --------

             Total...........................................        $2,567.16
                                                                      ========

ITEM 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pennsylvania statutes permit, and the Company's Articles and by-laws provide for, a limitation on the liability of Directors and corporate officers for monetary damages for a breach of, or failure to observe, their duty of care owing to the Company unless their conduct constitutes self-dealing, willful misconduct or recklessness or unless the liability arises under the criminal or tax laws. The statutes also permit, and the by-laws provide for, indemnification of such persons against any liability (including expenses, damages, fines, amounts paid in settlement and punitive damages) arising from the fact that they were or are representatives of the Company, except where the indemnification is for acts or failures to act constituting self-dealing, willful misconduct or recklessness. The Company and such persons have entered into indemnification agreements which substantially mirror the above-referenced indemnification by-law. Finally, the statutes and the by-law permit the Company to secure its indemnification obligations in several ways, including maintaining insurance and creating trusts or other funds.

     With respect to insurance, the Company maintains policies which insure the Company against amounts which it may become obligated to pay as indemnification to Directors and officers and insure such Directors and officers against losses (except fines, penalties and other matters uninsurable under law) arising from any claim made against them on account of any alleged "wrongful act" in their official capacity. A wrongful act is generally defined as "any breach of duty, neglect, error, misstatement, misleading statement, or omission or other act done or wrongfully attempted by the insureds or . . . so alleged by any claimant or any matter claimed against them solely by reason of their being such Directors or officers," subject to certain exclusions. Directors and officers are also insured against losses (except fines, penalties and other matters uninsurable under law) arising out of the insured's breach of fiduciary duty, subject to certain exclusions.

ITEM 16.     EXHIBITS.

        The exhibits filed as part of this registration statement are as follows:


EXHIBIT
 NO.                                   EXHIBIT
- -------                                -------

4 Rights Agreement dated as of July 15, 1986 between Scott Paper Company and Morgan Guaranty Trust Company of New York, as Rights Agent, incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated July 16, 1986 on pages 10 through 85 thereof, as amended by Amendment No. 1 dated May 17, 1988 and Amendment No. 2 dated October 18, 1988, incorporated by reference to Exhibits 1 and 2, respectively, to the Company's Current Report on Form 8-K dated November 28, 1988 on pages 6 through 9 thereof.
5       Opinion of counsel re legality.
23.1    Consent of counsel (included in opinion filed as Exhibit 5).

23.2  Consent of Price Waterhouse LLP, independent accountants.
24    Power of Attorney

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Tinicum, Pennsylvania on the 25th day of October, 1994.

                                 Scott Paper Company



                                 By:  /s/ Albert J. Dunlap
                                      ---------------------------------------
                                      Albert J. Dunlap
                                      Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE AND TITLE                              DATE
                  -------------------                              ----


                 /s/Albert J. Dunlap                          October 25, 1994
- -----------------------------------------------------
                 Albert J. Dunlap
          Chairman and Chief Executive Officer


                 /s/Basil L. Anderson                         October 25, 1994
- -----------------------------------------------------
                   Basil L. Anderson
             Vice President, Treasurer and
                Chief Financial Officer


                 /s/Edward B. Betz                            October 25, 1994
- -----------------------------------------------------
                 Edward B. Betz
         Vice President and Controller
        (Principal Accounting Officer)

                                   DIRECTORS

     William A. Andres                                Richard K. Lochridge
     Jack J. Crocker                                  Bruce K. MacLaury
     Albert J. Dunlap                                 Claudine B. Malone
     John F. Fort, III                                Gary L. Roubos
     Peter Harf                                       Paula Stern
     J. Richard Leaman, Jr.

                      A majority of the Board of Directors



                              By:               /s/Frank W. Bubb, III
                                     ------------------------------------------
                                                Frank W. Bubb, III
                                                Attorney-in-fact

                              Date: October 25, 1994

                                 EXHIBIT INDEX
EXHIBIT
  NO.                                                                      PAGE
- -------                                                                    ----


4 Rights Agreement dated as of July 15, 1986 between Scott Paper Company and Morgan Guaranty Trust Company of New York, as Rights Agent, incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated July 16, 1986 on pages 10 through 85 thereof, as amended by Amendment No. 1 dated May 17, 1988 and Amendment No. 2 dated October 18, 1988, incorporated by reference to Exhibits 1 and 2, respectively, to the Company's Current Report on Form 8-K dated November 28, 1988 on pages 6 through 9 thereof.
5       Opinion of counsel re legality
23.1    Consent of counsel (included in opinion filed as Exhibit 5)
23.2    Consent of Price Waterhouse LLP, independent accountants
24      Power of Attorney